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                                                                   EXHIBIT 10.23

CT 804852SMC/I
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

MOORE & VAN ALLEN, PLLC
100 North Tryon Street, Floor 47
Charlotte, North Carolina 28202-4003
Attention: Lea Stromire Johnson

(Space Above for Recorder's Use)
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APN 160-53-003

                       COLLATERAL ASSIGNMENT OF SUBLEASE

     THIS COLLATERAL ASSIGNMENT OF SUBLEASE (as amended, modified, supplemented, restated and/or replaced from time to time, the "Assignment"), dated as of April 23, 1999, is made by Veritas Software Corporation, a Delaware corporation, doing business in California as Veritas Storage Management Corp. ("Sublessor"), having an address of 1600 Plymouth Street, Mountain View, California 94043, to First Security Bank, National Association, not individually but solely as Owner Trustee under the VS Trust 1999-1 (the "Owner Trustee") having an address of 79 South Main Street, Salt Lake City, Utah 84111. To the extent any capitalized term is not defined herein, such term shall have the meaning set forth in Appendix A to the Participation Agreement among the Sublessor, the Owner Trustee, the various banks or other lending institutions which are parties thereto from time to time as Lenders and Holders and NationsBank, N.A., a national banking association, as agent for the Lenders and Holders (the "Participation Agreement").

                                R E C I T A L S

     A. The Sublessor is the current sublessor of certain real property more particularly described on Exhibit A attached hereto (the "Premises"), pursuant to a certain sublease agreement dated as of April 23, 1999, between Sublessor, as Sublessor, and Fairchild Semiconductor Corporation, a Delaware corporation, as Sublessee (the sublease together with any and all renewals, extensions, amendments and supplements thereto is hereafter referred to as the "Sublease").

     B. As a condition to the execution of the Operative Agreements, Sublessor is required to enter into this Assignment to secure the payment and performance of any and all indebtedness, liabilities, obligations and other amounts owing under the Operative Agreements to Owner Trustee, whether now or hereafter disbursed and existing, as amended, modified, extended, renewed or replaced from time to time as well as the payment and performance obligations related to this Assignment (collectively, the "Liabilities").

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor hereby agrees with Owner Trustee as follows:

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     1.   Subject to the provisions of Paragraph 2 of this Assignment, and as collateral security for the payment and performance of the Liabilities, Sublessor hereby assigns, transfers and sets over to Owner Trustee any and all of Sublessor's right, title and interest, powers, privileges and other benefits as sublessor, grantor, lessee or grantee under the Sublease, including, without limitation, (a) proceeds thereof, (b) the right to enter upon, take possession of and use any and all property leased or granted to Sublessor, (c) the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of Sublessor under the Sublease and (d) to do any and all other things whatsoever which Sublessor is or may become entitled to do under the Sublease.

     2. During the occurrence and continuance of a Lease Event of Default, Sublessor agrees that, to the extent permitted by law, at the option of Owner Trustee and in addition to such other rights and remedies as may be afforded to Owner Trustee under the Operative Agreements, by law or in equity, Owner Trustee shall have the right, without giving further notice to or obtaining the consent of Sublessor, to exercise, enforce or avail itself of any of the rights, powers, privileges, authorizations or benefits assigned and transferred to Owner Trustee pursuant to this Assignment, including, without limitation, the right to enter upon and take possession of the Premises by or through its own action or that of any agents or assigns, in which event Sublessor agrees to peacefully vacate and surrender the Premises to Owner Trustee or its agents or assigns, together with all improvements, appurtenances, machinery, equipment, furniture, furnishings, fixtures and other property of Sublessor then situated thereon or attached thereto to the extent such have been financed pursuant to the Operative Agreements or to the extent such is reasonably required to operate the Premises. Thereafter, any expenses, including, without limitation, rent incurred by Owner Trustee in connection with its entry upon and possession of the Premises and the aforesaid appurtenances thereto and improvements thereon shall, to the extent permitted by applicable law, be deemed to be additional obligations of Sublessor pursuant to the Operative Agreements.

     3. This Agreement is executed only as security for the Liabilities and, therefore, the execution and delivery of this Assignment shall not subject Owner Trustee to, or transfer or pass to Owner Trustee or in any way affect or modify, the liability of Sublessor under the Sublease, it being understood and agreed that, notwithstanding this Assignment or any subsequent assignment, all of the obligations of Sublessor to each and every other party, under the Sublease shall be and remain enforceable by such other party, its successors and assigns, against, but only against, Sublessor or persons other than Owner Trustee and its successors and assigns.

     4. To protect the security afforded by this Assignment, Sublessor agrees as follows:

          (a) Subject to any express provision within the respective Sublease which may grant the Sublessor a right to contest, Sublessor shall faithfully abide by, perform and discharge each and every material obligation, covenant, condition, duty and agreement which the Sublease provides are to be performed by Sublessor.


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          (b)  Should Sublessor fail to perform or discharge its obligations or duties under the Sublease as required in Paragraph 4(a) above or under this Assignment, then Owner Trustee may, but shall have no obligation to (and shall not thereby release Sublessor from any Liability hereunder), perform or discharge any such obligation or duty under the Sublease to such extent as Owner Trustee may deem necessary or advisable to protect the security provided hereby, including appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Owner Trustee hereunder. In exercising any such powers, Owner Trustee may pay necessary and advisable costs (including, without limitation, reasonable attorneys' fees and expenses), and all such expenses paid or incurred by Owner Trustee shall be additional obligations of Sublessor pursuant to the Operative Agreements.

          (c) During the occurrence and continuance of a Lease Event of Default, Owner Trustee shall have the right to assign Sublessor's rights and interests in the Sublease.

     5. During the occurrence and continuance of a Lease Event of Default, Sublessor does hereby irrevocably appoint Owner Trustee as Sublessor's true and lawful attorney, with full power (in the name of Sublessor or otherwise) to ask, require, demand, receive and give acquittance for every payment under or arising out of the Sublease to which Sublessor is or may become entitled, including, without limitation, to enforce compliance by any other party with any term or provision of the Sublease, to endorse each and every check or other instrument or order in connection therewith, and to file any claim, take any action, or institute any proceeding which Owner Trustee may deem to be necessary or advisable.

     6. Until the Liabilities are fully paid and discharged, this Assignment and all representations, warranties, covenants, agreements, grants of security and other terms and provisions hereof shall remain in full force and effect. No termination or cancellation (regardless of cause or procedure) of this Assignment shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Sublessor or Owner Trustee in any way or respect relating to any transaction or event occurring prior to such termination or cancellation which shall survive such termination or cancellation.

     7. Sublessor shall, from time to time, do and perform any other act or acts and shall execute, acknowledge, deliver and file, register, record (and shall re-file, re-register and re-record whenever required) any further instruments, including, without limitation, any extensions and renewals thereof, or substitutions therefor required by law or reasonably requested by Owner Trustee in order to confirm, or further assure, the interests of Owner Trustee hereunder. Without limiting the foregoing, the Sublessor hereby authorizes the Owner Trustee to take all such actions and measures to record this Assignment in appropriate real estate offices where the Premises are located.

     8. Sublessor shall cause a copy of every notice or communication received from any of the other parties to the Sublease, which notices or communication shall notify Sublessor of any material default, event of default, material breach or other material violation on the part of

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Sublessor under the Sublease, to be delivered to Owner Trustee within ten (10)
business days of Sublessor's receipt of said notice or communication in the manner and at the place provided for in the Participation Agreement for the giving of notices thereunder, or at such other address or in such other manner as Owner Trustee shall designate. Sublessor shall similarly notify Owner Trustee upon receiving notice of the filing or any bankruptcy petition by or against, or the institution of any insolvency or reorganization proceeding involving the lessee under the Sublease and any material notices, summonses, pleadings, applications and other documents received by Sublessor in connection with any such proceeding.

     9. Owner Trustee hereby agrees with Sublessor so long as no Lease Event of Default has occurred and is continuing, (i) Owner Trustee shall neither exercise, enforce or avail itself of, nor seek to exercise, enforce or avail itself of any of the rights, powers, privileges, authorizations or benefits assigned and transferred to Owner Trustee pursuant to this Assignment, and (ii) Sublessor may exercise or enforce, or seek to exercise or enforce such rights, powers, privileges, authorizations or benefits under the Sublease.

     10. This Agreement shall be governed and controlled by the internal laws of the State of California.

     11. If any provision of this Assignment or the application thereof to Sublessor or any circumstance is held invalid or unenforceable, the remainder of this Assignment and the application of such provision will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.

     12. This Assignment shall be binding upon and inure to the benefit of the successors and assigns of Sublessor, Owner Trustee and their respective successors and assigns, all subject to any restriction on successions or assignments provided for in the Operative Agreements.

     13. Any notice(s) required or desired to be given to Owner Trustee or Sublessor hereunder shall be delivered to the recipient party in the manner and at the place provided for in the Participation Agreement for the giving of notices thereunder.


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     IN WITNESS WHEREOF, this instrument is executed by Sublessor as of the date hereinabove written.


                                   VERITAS SOFTWARE CORPORATION*




                                   By:   /s/ KEN LONCHAR
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                                   Name: Ken Lonchar
                                        -----------------------------
                                   Title: Sr. VP & CFO
                                        -----------------------------


*  doing business in California as Veritas Storage Management Corp.
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STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

     On April 20, 1999 before me, Rosa Elizabeth Carretero, Notary Public in and for said County and State, personally appeared Ken Lonchar as CFO of Veritas Software Corporation, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted executed the instrument.

WITNESS my hand and official seal.


Signature /s/ Rosa Elizabeth Carretero
          ----------------------------

               [SEAL]


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                                   Exhibit A


All that certain Real Property in the City of Mountain View, County of Santa Clara, State of California, described as follows:

All of Lot 23, as shown upon that certain Map entitled, "Tract No. 2724 Ellis-Middlefield Industrial Park", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on June 16, 1960 in Book 121 of Maps, at Pages 40, 41, 42, 43 and 44.